UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 2, 2009

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	Commission File Number	25-1435979
(state or other jurisdiction of incorporation or organization)	001-09718	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 3, 2009, James E. Rohr, Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc. (the “Corporation”), gave a presentation to investors at the Sandler O’Neill 2009 West Coast Financial Services Conference in San Francisco, California. This presentation was accompanied by a series of electronic slides that included information pertaining to the financial results and business strategies of the Corporation. A copy of these slides and related material is included in this report as Exhibit 99.1 and is furnished herewith.

Item 8.01.	Other Events.

On March 2, 2009, the Corporation issued a press release and held a conference call for investors regarding the announcement that the Board of Directors will reduce the Corporation’s quarterly common stock dividend from $0.66 to $0.10 per share and providing a business update. The Corporation also provided on its web site electronic presentation slides including additional information that it used in connection with the conference call. Copies of the Corporation’s press release and slides for the related conference call are included in this report as Exhibits 99.2 and 99.3 and are filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed on the Exhibit Index accompanying this Form 8-K are furnished or filed herewith as indicated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: March 3, 2009	By:	/s/ Samuel R. Patterson
Samuel R. Patterson Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Electronic presentation slides and related material for the Sandler O’Neill Conference on March 3, 2009	Furnished herewith.

99.2	Press Release dated March 2, 2009	Filed herewith.

99.3	Electronic presentation slides for related March 2, 2009 conference call	Filed herewith.

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